Exhibit 99.3
Unaudited Pro Forma Combined Financial Information
GSI Commerce, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fanatics, Inc. (“Fanatics”) on February 9, 2011, and completed the acquisition on March 15, 2011 (“Acquisition Date”). In addition, the Company acquired MBS Insight, Inc. (“MBS”) on April 30, 2010. The following unaudited pro forma combined statements of operations are derived by applying pro forma adjustments to the Company’s historical consolidated financial statements incorporated by reference herein. The following unaudited pro forma combined financial statements for the fiscal year ended January 1, 2011 and the three months ended April 2, 2011 assume the Company’s acquisitions of Fanatics and MBS occurred on January 3, 2010, the first day of the Company’s fiscal 2010, and have been prepared to illustrate the effects of the following:
Fanatics Acquisition:
On March 15, 2011, the Company completed the acquisition of Fanatics. Under the terms of the Merger Agreement, Gator Acquisition Corporation, a wholly owned subsidiary of the Company, merged with and into Fanatics (the “Merger”), with Fanatics surviving as a subsidiary of the Company. The Company acquired all of the outstanding capital stock of Fanatics. All vested options to purchase shares of Fanatics’ common stock were cancelled and, in settlement of such cancellation, the holders of such options received cash payments as described in the Merger Agreement (“Vested Option Payment”). Outstanding unvested options to purchase shares of Fanatics’ common stock were converted into unvested options to purchase Company’s common stock (“GSI Stock”) at an exchange ratio of 0.53 (“Assumed Unvested Options”).
Under the Merger Agreement, the purchase price, calculated in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP’), was $258.2 million, consisting of $168.0 million cash, $89.0 million of GSI Stock (4.7 million shares valued at $18.67 per share), and $1.2 million fair value ascribed to the Assumed Unvested Options. $16.2 million of the cash merger consideration and 0.5 million shares of the common stock merger consideration is being held in escrow for a period of 15 months to secure potential indemnification claims by the Company.
The Company incurred approximately $3.5 million in transaction costs directly related to the acquisition that were expensed as incurred.
MBS Insight Acquisition:
On April 30, 2010, the Company acquired all of the outstanding capital stock of MBS for $22.2 million cash, of which $2.4 million was used to pay off indebtedness of MBS. $2.7 million of the purchase price is being held in escrow for a period of 15 months to secure potential indemnification claims by the Company.
Pursuant to the requirements of Article 11 of Regulation S-X, the unaudited pro forma combined statements of operations give effect to adjustments for transactions regardless of whether they have a continuing impact on the Company or are non-recurring, that are (1) directly attributable to the Fanatics acquisition and are factually supportable, and (2) represent material events which have occurred after January 3, 2010 (the beginning of fiscal 2010) and had or will have a material effect on our historical financial statements and capital structure.
The following unaudited pro forma combined statements of operations were prepared using the historical consolidated statements of operations of the Company and Fanatics, and should be read in conjunction with the:
•
Financial statements of the Company as of and for the fiscal year ended January 1, 2011, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2011.

•	Financial statements of the Company as of and for the fiscal quarter ended April 2, 2011, included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 5, 2011.
•	Financial statements of Fanatics as of and for the years ended February 28, 2011 and 2010 included in this Current Report on Form 8-K/A.

The pro forma adjustments related to the acquisition of Fanatics are based on assumptions and estimates made by the Company’s management to reflect the final purchase price and allocation of the excess of the purchase price over the net book value of the net assets of Fanatics. The pro forma adjustments related to the acquisition of Fanatics are preliminary and may not reflect the final purchase price or final allocation of the excess of the purchase price over the net book value of the net assets of Fanatics as the Company has yet to finalize its valuation of Fanatics’ net assets. Final adjustments could result in a materially different purchase price and/or allocations of the purchase price, which would affect the values assigned to tangible or intangible assets and the amount of depreciation and amortization expense recorded in the combined statements of operations. The effect of any changes to the pro forma combined statements of operations would depend on the final purchase price and the nature and amount of the final purchase price allocation and could be material.
The pro forma financial statements do not reflect potential revenue opportunities and cost savings that the Company expects to realize after the acquisitions. No assurance can be given with respect to the estimated revenue opportunities and operating cost savings that are expected to be realized as a result of the acquisitions. The pro forma financial information also does not reflect pro forma adjustments for non-recurring charges related to integration activities or exit costs that may be incurred by the Company, Fanatics, or MBS in connection with the acquisitions.
The Company’s April 2, 2011 balance sheet includes the purchase accounting effects of Fanatics and MBS, which both occurred prior to April 2, 2011. Accordingly, no pro forma balance sheet is presented.
The accompanying unaudited pro forma combined statements of operations for the Company’s fiscal year ended January 1, 2011 and the three-months ended April 2, 2011 assume that acquisitions of Fanatics and MBS took place on January 3, 2010, the first day of the Company’s fiscal 2010. The unaudited pro forma combined statement of operations for the fiscal year ended January 1, 2011 combines the Company’s audited consolidated statement of operations for the fiscal year ended January 1, 2011 with Fanatics’ audited consolidated statement of operations for the fiscal year ended February 28, 2011 and MBS’s unaudited consolidated statement of operations for the four-months ended April 30, 2010. Reclassifications have been made to the consolidated statements of operations of Fanatics in order to conform to the Company’s financial statement classifications as described in Note 3, “Unaudited Pro Forma Adjustments.”
The unaudited pro forma combined statement of operations for the three-months ended April 2, 2011 combines the Company’s unaudited consolidated statement of operations for the three-months ended April 2, 2011 with Fanatics’ unaudited consolidated statement of operations for the period from January 1, 2011 through March 15, 2011. The Company’s unaudited consolidated statement of operations for the three months ended April 2, 2011 includes the revenue and expense activity for MBS for the entire period. Accordingly, no pro forma adjustments were made to the unaudited pro forma consolidated statement of operations relating to the acquisition of MBS.
The Fanatics statement of operations for the period from January 1, 2011 through March 15, 2011 was used for the pro forma combined statements of operations for the periods ended January 1, 2011 and April 2, 2011. There were no unusual charges or adjustments to the Fanatics statements of operations from January 1, 2011 through February 28, 2011.
The unaudited pro forma combined statements of operations are accounted for under accounting standards for “Business Combinations.” In merger transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.
The Business Combinations accounting standards require that all the assets acquired and liabilities assumed in a business combination be recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. For those assets in the combined company that may be phased out or may no longer be used, additional amortization, depreciation and possibly impairment charges may be recorded.
The pro forma financial information is based on the estimates and assumptions set forth in the notes to such information. The pro forma financial information is preliminary and is being furnished solely for information purposes and, therefore, is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

GSI COMMERCE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	GSI Commerce, Inc.	Fanatics, Inc.	Preliminary			MBS Insight, Inc.
	Fiscal Year Ended	Fiscal Year Ended	Pro Forma		Pro Forma	Four-Months Ended	Pro Forma		Pro Forma
	January 1, 2011	February 28, 2011	Adjustments		Combined	April 30, 2010	Adjustments		Combined
Revenues:
Net revenues from product sales	$777,348	$—	$189,102	(a)	$966,450	$—	$—		$966,450
Service fee revenues	580,646	—	—		580,646	5,663	—		586,309
Net revenue	—	189,102	(189,102	)(a)	—	—	—		—

Net revenues	1,357,994	189,102	—		1,547,096	5,663	—		1,552,759

Costs and expenses:
Cost of revenues from product sales	565,402	—	101,690	(b)	667,092	—	—		667,092
Cost of goods sold	—	93,605	(93,605	)(c)	—	—	—		—
Marketing	63,625	—	23,912	(d)	87,537	—	—		87,537
Account management and operations	361,853	—	30,150	(e)	392,003	1,601	—		393,604
Product development	161,336	—	7,116	(f)	168,452	2,274	—		170,726
General and administrative	111,978	—	14,318	(g)	126,296	1,155	—		127,451
Selling, general and administrative	—	75,496	(75,496	)(h)	—	—	—		—
Depreciation and amortization	83,763	4,298	671	(i)	88,732	145	892	(o)	89,769
Changes in fair value of deferred acquisition payments	(60,963)	—	—		(60,963)	—	—		(60,963)
Impairment of goodwill and intangible assets	88,318	393	(393	)(j)	88,318	—	—		88,318

Total costs and expenses	1,375,312	173,792	8,363		1,557,467	5,175	892		1,563,534

Income (loss) from operations	(17,318)	15,310	(8,363)		(10,371)	488	(892)		(10,775)

Other (income) expense:
Interest expense	17,292	62	3,467	(k)	20,821	33	—		20,854
Interest income	(338)	(27)	162	(l)	(203)	—	—		(203)
Other (income) expense, net	1,212	(164)	—		1,048	8	—		1,056
Loss on equity investments	736	—	—		736	—	—		736

Total other expense (income)	18,902	(129)	3,629		22,402	41	—		22,443

(Loss) income before income taxes	(36,220)	15,439	(11,992)		(32,773)	447	(892)		(33,218)
Provision (benefit) for income taxes	660	5,754	(4,797	)(m)	1,617	162	(357	)(p)	1,422
Equity-method investment earnings	(378)	—	—		(378)	—	—		(378)

Net (loss) income	$(36,502)	$9,685	$(7,195)		$(34,012)	$285	$(535)		$(34,262)

Loss per share-basic and diluted	$(0.57)				$(0.49)				$(0.50)

Weighted averages hares outstanding — basic and diluted	64,190		4,767	(n)	68,957		—		68,957

See accompanying notes to unaudited pro forma combined financial statements, including Note 3 for an explanation of the preliminary pro forma adjustments.

GSI COMMERCE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	GSI Commerce, Inc.	Fanatics, Inc.	Preliminary
	Three Months Ended	Ten-Weeks Ended	Pro Forma		Pro Forma
	April 2, 2011	March 15, 2011	Adjustments		Combined
Revenues:
Net revenues from product sales	$178,940	$26,253	$—		$205,193
Service fee revenues	144,554	—	—		144,554

Net revenues	323,494	26,253	—		349,747

Costs and expenses:
Cost of revenues from product sales	129,100	12,397	—		141,497
Marketing	14,691	4,134	—		18,825
Account management and operations	91,284	4,915	—		96,199
Product development	46,587	1,362	—		47,949
General and administrative	46,519	4,621	—		51,140
Depreciation and amortization	23,165	1,169	128	(q)	24,462
Impairment of goodwill and intangible assets	—	393	(393	)(r)	—

Total costs and expenses	351,346	28,991	(265)		380,072

(Loss) income from operations	(27,852)	(2,738)	265		(30,325)

Other (income) expense:
Interest expense	5,248	6	607	(s)	5,861
Interest income	(65)	(3)	13	(t)	(55)
Other expense, net	(1,098)	118	—		(980)

Total other expense	4,085	121	620		4,826

Loss before income taxes	(31,937)	(2,859)	(355)		(35,151)
Benefit for income taxes	(17,874)	(1,350)	(142	) (u)	(19,366)
Equity-method investment earnings	(454)	—	—		(454)

Net loss	$(13,609)	$(1,509)	$(213)		$(15,331)

Loss per share — basic and diluted	$(0.20)				$(0.21)

Weighted average shares outstanding — basic and diluted	68,156		3,771	(v)	71,927

See accompanying notes to unaudited pro forma combined financial statements, including Note 3 for an explanation of the preliminary pro forma adjustments.

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(in thousands)
NOTE 1—BASIS OF PRESENTATION
The unaudited pro forma combined statements of operations included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain note disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.
Acquisition of Fanatics
On February 9, 2011, GSI Commerce, Inc., (“the Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fanatics, Inc. (“Fanatics”), and completed the acquisition on March 15, 2011 (“Acquisition Date”). Pursuant to the Merger Agreement among the Company, Gator Acquisition Corporation (“Acquisition Sub”), a wholly-owned subsidiary of the Company, merged with and into Fanatics with Fanatics surviving as a subsidiary of the Company. Fanatics operates over 250 e-commerce websites, including www.footballfanatics.com, and over 60 e-Commerce stores for collegiate and professional sports partners and media organizations.
All vested options to purchase shares of Fanatics’ common stock were cancelled and, in settlement of such cancellation, the holders of such options received cash payments as described in the Merger Agreement (“Vested Option Payment”). Outstanding unvested options to purchase shares of Fanatics’ common stock were converted into unvested options to purchase Company’s common stock (“GSI Stock”) at an exchange ratio of 0.53 (“Assumed Unvested Options”).
The accompanying unaudited pro forma combined statements of operations give pro forma effect to the Company’s acquisition of Fanatics using the acquisition method of accounting assuming an estimated purchase price of $258,211. The purchase price consists of cash of $167,974; 4,767 shares of the Company’s common stock valued at $89,018; and the $1,219 fair value of the portion of the Assumed Unvested Options that are considered a part of the purchase price based on the vesting period. The remaining portion of the Assumed Unvested Options will be accounted for as compensation expense over the remaining vesting period. Additionally, the Company incurred approximately $3,500 in transaction costs directly related to the acquisition that were expensed as incurred.
Acquisition of MBS Insight
On April 30, 2010, the Company acquired all of the issued and outstanding capital stock of MBS Insight, Inc. (“MBS”), for $22,200 in cash, of which $2,368 was used to pay off indebtedness of MBS. $2,700 of the purchase price is being held in escrow for a period of 15 months to secure potential indemnification claims by the Company. MBS is a database marketing solutions provider that offers a unique mix of knowledge-based marketing services and solutions that help marketers innovate, advance, and automate their marketing efforts for greater return on their investment.
NOTE 2—PRO FORMA COMBINED FINANCIAL STATEMENTS
The accompanying unaudited pro forma combined statements of operations for the fiscal year ended January 1, 2011 and the three-months ended April 2, 2011 assume that the acquisitions of Fanatics and MBS took place on January 3, 2010, the first day of the Company’s fiscal 2010. The unaudited pro forma combined statement of operations for the fiscal year ended January 1, 2011 combines the Company’s audited consolidated statement of operations for the fiscal year ended January 1, 2011 with Fanatics’ audited consolidated statement of operations for the fiscal year ended February 28, 2011 and MBS’s unaudited consolidated statement of operations for the four-months ended April 30, 2010.

The unaudited pro forma combined statement of operations for the three-months ended April 2, 2011 combines the Company’s unaudited consolidated statement of operations for the three-months ended April 2, 2011 with Fanatics’ unaudited consolidated statement of operations for the period from January 1, 2011 through March 15, 2011. The Company’s unaudited consolidated statement of operations for the three-months ended April 2, 2011 includes the revenue and expense activity for MBS for the entire period. Accordingly, no pro forma adjustments were made to the unaudited pro forma consolidated statement of operations relating to the acquisition of MBS.
The pro forma combined statements of operations have been prepared for informational purposes only and do not purport to be indicative of the actual results that would have been achieved by the Company or the combined Company for the periods presented or that will be achieved by the Company or the combined Company in the future.
NOTE 3—UNAUDITED PRO FORMA ADJUSTMENTS
The pro forma adjustments related to the acquisition of Fanatics do not reflect the final purchase price or allocation of the excess purchase price over the net book value of the net assets of Fanatics as the Company has yet to finalize Fanatics’ valuation of net assets. Final adjustments could result in a materially different purchase price and/or allocations of the purchase price, which would affect the values assigned to tangible or intangible assets and the amount of depreciation and amortization expense recorded in the combined statements of operations. The effect of any changes to the consolidated statements of operations would depend on the final purchase price and the nature and amount of final purchase price allocations and could be material.
The pro forma adjustments included in the unaudited pro forma combined statement of operations for the fiscal year ended January 1, 2011 are as follows:
Preliminary pro forma adjustments for the acquisition of Fanatics:
(a)	Represents the reclassification of $189,102 relating to Fanatics’ reported net revenue to net revenues from product sales to conform to the presentation of the Company’s Statement of Operations.
(b)	Represents the following:
•	the reclassification of $93,605 relating to Fanatics’ reported cost of goods sold to cost of revenues from product sales to conform to the presentation of the Company’s Statement of Operations;
•
an increase of $8,085 from the adjustment of Fanatics’ inventory to its estimated net realizable value. The Company’s pro forma fair value adjustment to inventory is based on Fanatics’ inventory as of March 15, 2011. The Company believes that the fair value of inventory approximates net realizable value, which is defined as expected sales price less cost to sell plus a reasonable margin for selling effort. The Company increased the cost of revenues from product sales for the entire adjusted inventory amount as the Company assumes the entire existing inventory held as of the acquisition date would be sold during the first fiscal year.

(c)	Represents a decrease of $93,605 for the reclassification of Fanatics’ reported cost of goods sold to cost of revenues from product sales as stated in footnote (b) above.
(d)
Represents an increase of $23,912 to reflect the reclassification of a portion of Fanatics’ reported selling, general and administrative expenses to marketing expense to conform to the presentation of the Company’s Statement of Operations. These costs primarily relate to Fanatics’ advertising and revenue share charges.

(e)
Represents an increase of $30,150 for the reclassification of a portion of Fanatics’ reported selling, general and administrative expenses to account management and operations expense to conform to the presentation of the Company’s Statement of Operations. These costs primarily relate to fulfillment costs, customer care costs, credit card fees and payroll related to buying functions.

(f)
Represents an increase of $7,116 for the reclassification of a portion of Fanatics’ reported selling, general and administrative expenses to product development expense to conform to the presentation of the Company’s Statement of Operations. These costs primarily relate to planning, maintaining and operating the technology platform, and payroll and related expenses for engineering and production.

(g)
Represents an increase of $14,318 for the reclassification of a portion of Fanatics’ reported selling, general and administrative expenses to general and administrative expense to conform to the presentation of the Company’s Statement of Operations. These costs primarily relate to payroll and related expenses for finance, human resources and business development.

(h)	Represents the following:
•	a decrease of $23,912 for the reclassification of a portion of Fanatics’ reported selling, general and administrative expense to marketing expense as stated in footnote (d) above;
•
a decrease of $30,150 for the reclassification of a portion of Fanatics’ reported selling, general and administrative expense to account management and operations expense as stated in footnote (e) above;

•	a decrease of $7,116 for the reclassification of a portion of Fanatics’ reported selling, general and administrative expense to product development expense as stated in footnote (f) above;
•	a decrease of $14,318 for the reclassification of a portion of Fanatics’ reported selling, general and administrative expense to general and administrative expense as stated in footnote (g) above.

(i)	Represents the following:
•
an increase of $938 to reflect the amortization expense per the Company’s valuation of Fanatics’ intangible assets. Any adjustment to the valuation of intangible assets could have a material impact on depreciation and amortization expense. A ten percent adjustment to the Company’s estimated valuation of Fanatics’ intangible assets would have a corresponding impact to amortization expense of approximately $94. A one year reduction to the estimated useful life would have a corresponding impact to amortization expense of approximately $195;

•
a decrease of $267 to remove Fanatics’ previously reported amortization expense, as the Company re-valued Fanatics’ goodwill and intangible assets based on a valuation performed on the Acquisition Date.

(j)	Represents the removal of Fanatics’ reported intangible asset impairment of $393. The Company re-valued Fanatics’ goodwill and intangible assets based on a valuation performed on the Acquisition Date.
(k)
Represents an increase of $3,467 to interest expense from the Company entering into a 5-year $115,000 term loan (the “Term Loan”) simultaneously with the acquisition of Fanatics. The Company entered into the Term Loan to assist in financing the acquisition.

(l)	Represents a decrease of $162 to interest income to reflect the use of the Company’s cash and cash equivalents to fund the acquisition on the first day of the period presented.
(m)
Represents a decrease to the income tax provision of $4,797 for the income tax effect of the pro forma adjustments, recorded at the Company’s statutory tax rate of 40.0%. This rate is not necessarily indicative of the Company’s future effective tax rate.

(n)
Represents an increase of 4,767 of basic and diluted weighted average shares outstanding that represent the Company’s common stock valued at $89,018 or $18.67 per share, the closing price of the Company’s stock on the closing date of the acquisition.

Pro forma adjustments for the acquisition of MBS:
(o)	Represents an increase of $892 to reflect the amortization expense per the Company’s valuation of MBS’s intangible assets.
(p)
Represents an increase to the income tax benefit of $357 for the income tax effect of the pro forma adjustments, recorded at the Company’s statutory tax rate of 40.0%. This rate is not necessarily indicative of the Company’s future effective tax rate.

The pro forma adjustments included in the unaudited pro forma combined statement of operations for the three-months ended April 2, 2011 are as follows:
Preliminary pro forma adjustments for the acquisition of Fanatics:

(q)	Represents the following:
•
an increase of $184 to reflect the amortization expense per the Company’s valuation of Fanatics’ intangible assets. Any adjustment to the valuation of intangible assets could have a material impact on depreciation and amortization expense. A ten percent adjustment to the Company’s estimated valuation of Fanatics’ intangible assets would have a corresponding impact to amortization expense of approximately $18. A one year reduction to the estimated useful life would have a corresponding impact to amortization expense of approximately $38;

•
a decrease of $56 to remove Fanatics’ previously recorded amortization expense, as the Company re-valued Fanatics’ goodwill and intangible assets based on a valuation performed on the Acquisition Date.

(r)	Represents the removal of Fanatics’ recorded intangible asset impairment of $393. The Company re-valued Fanatics’ goodwill and intangible assets based on a valuation performed on the Acquisition Date.
(s)	Represents an increase of $607 in interest expense from the Term Loan as stated in footnote (k) above.
(t)	Represents a decrease of $13 to interest income to reflect the use of the Company’s cash and cash equivalents to fund the acquisition on the first day of the period presented.
(u)
Represents an increase to the income tax benefit of $142 for the income tax effect of the pro forma adjustments, recorded at the Company’s statutory tax rate of 40.0%. This rate is not necessarily indicative of the Company’s future effective tax rate.

(v)
Represents an increase of 3,771 of basic and diluted weighted average shares outstanding shares that represent the Company’s common stock valued at $89,018 or $18.67 per share, the closing price of the Company’s stock on the closing date of the acquisition.